EXHIBIT 99.1

PRACTICEXPERT COMPLETES ACQUISITION OF TEXAS TRANSCRIPTION COMPANY

LOS ANGELES, Calif., Mar 01, 2004 (PRIMEZONE via COMTEX) --

PracticeXpert, Inc. (OTCBB:PXPT), today announced that it has completed the acquisition of Singer MedScript, a medical transcription company located in Houston, Texas.

Singer MedScript has been in business since 1976, currently services approximately 20 physicians and is headed by an industry leading transcription expert, Ms. Bonnie Singer Bakal. Ms. Bakal is the President Elect of the Texas Association of Medical Transcriptionists and Past President of the American Association for Medical Transcription. Ms. Bakal will be staying on under a long-term employment agreement to manage the business, which will be rebranded as PracticeXpert, Texas, over the coming months. In addition to the existing transcription business, she will also assume responsibility for managing PracticeXpert's medical billing and other practice management services in Texas. Based on historical results, Singer MedScript is expected to generate at least $1 million in revenue annually to PracticeXpert.

Jonathan Doctor, chief executive officer of PracticeXpert, stated, 'We have previously announced our commitment to use acquisitions as one of our strategies for penetrating the physician marketplace and for deploying our PXpert Revenue Management System. This transaction marks our fifth acquisition, adding to our previous acquisitions in California, Idaho, Montana, and West Virginia, and we are working diligently to close more of the 14 acquisitions we currently have in our acquisition pipeline.'

Mr. Doctor continued, 'With our decision last year to create an operating subsidiary in Texas, acquisition of this transcription company fits very well with our plans. We currently offer transcription services through two of our other subsidiaries, and acquiring this company will give us a platform and base of operations for our Texas medical billing services. In addition, the physician customer base for this company's transcription services are all excellent candidates for using our PXpert Revenue Management System and other practice management services. We anticipate that our ability to cross sell transcription services to existing physician clients, as well as cross sell billing services to transcription clients, will be greatly enhanced by this transaction, all adding to top line revenues and profits.'

Ms. Bakal, president of Singer MedScript, stated, 'I am extremely excited at having the opportunity of working with Jonathan Doctor and the PracticeXpert team. I believe we have a tremendous opportunity to introduce the PXpert system to my existing customers, and to the many other physicians I know, particularly in the Houston area. I am confident we can build on the base of business and relationships I have established over my years in the business, to make PracticeXpert, Texas a rapidly growing and solidly profitable division of PracticeXpert.'

About PracticeXpert, Inc.

PracticeXpert, Inc. in the business of developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Its services revolve around its flagship Revenue Management System, PXpert(tm), and include medical billing, collections, transcription, clinical trial accruals, contracting and practice management. PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers. To find out more about PracticeXpert, Inc. (OTCBB:PXPT), visit our website at www.practicexpert.com.

Note: Any statements released by PracticeXpert, Inc. that are forward- looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may affect the Company's business prospects and performances. These include economic, competitive, governmental, technological and other

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factors  discussed  in the  statements  and in the  Company's  filings  with the
Securities and Exchange Commission.

SOURCE: PracticeXpert, Inc.

PracticeXpert,  Inc.  Investor  Relations  Contact  Michael  Manahan,  CFO (800)
661-9984 mike@pxpert.com Mohajer, Philpy &Hiles Product and Trade Relations Contact Mike Hiles (310) 234-3200 mhiles@mphpr.com

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